UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2020

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Manana Drive Dallas, Texas	75220
(Address of principal executive offices)	(zip code)

(214) 357-9588

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	PLAY	NASDAQ Stock Market LLC

Item 1.01 Entry Into a Material Definitive Agreement.

Open Market Sale AgreementSM

On April 14, 2020, Dave & Buster’s Entertainment Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Agreement”) with Jefferies LLC (“Jefferies”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 (the “Shares”) through Jefferies as its sales agent.

The Company is not obligated to sell any Shares under the Agreement. Subject to the terms and conditions of the Agreement, Jefferies will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions specified by the Company, subject to certain limitations. Under the Agreement, Jefferies may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended.

The issuance and sale, if any, of the Shares by the Company under the Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-237664) (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2020. The offering is described in the Company’s Prospectus dated April 14, 2020, as supplemented by a Prospectus Supplement dated April 14, 2020, as filed with the SEC on April 14, 2020.

The Company will pay Jefferies a commission of 3% of the gross proceeds from each sale of Shares sold through Jefferies under the Agreement and will provide Jefferies with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses and fees by Jefferies in connection with the offering up to a maximum of $50,000, in addition to certain ongoing disbursements of Jefferies’ counsel, if required. The Agreement will terminate upon the sale of all Shares under the Agreement, unless earlier terminated by either party upon ten (10) trading days’ notice to the other party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Company, has issued a legal opinion relating to the validity of the Shares being offered pursuant to the Agreement. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Agreement nor shall there be any offer, solicitation or sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Amendments to Credit Agreement

On April 14, 2020 (the “Effective Date”), the Company entered into the First Amendment (the “First Amendment”) to its Amended and Restated Credit Agreement, dated as of August 17, 2017, by and among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc., the direct and indirect subsidiaries of the Dave & Buster’s Inc. from time to time party thereto, as guarantors, the several financial institutions from time to time party thereto, as lenders, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and Wells Fargo, National Association, as syndication agent (the “Credit Agreement”). The First Amendment contains several amendments to the Credit Agreement, including, among others, that from the Effective Date until the date the Company’s financial statements are required to be delivered for the fiscal quarter ending January 31, 2021 (the “Suspension Period”),

•	the total leverage ratio and the fixed charge coverage ratio will not be tested, and instead will again be tested first as of the last day of, and for the period of four consecutive fiscal quarters ending on, our fiscal quarter ending January 31, 2021 (at the existing levels of 3.50:1.00 and 1.25:1.00);

•	minimum liquidity of $30 million is to be maintained, which is to include unrestricted cash and cash equivalents;

•	13-week cash flow information is to be reported on a bi-weekly basis, commencing April 17, 2020, including any case tabular presentation for the pertinent periods of projected and actual cash flows and variance between the same;

•	for purposes of certain elements of the definition of “Material Adverse Effect,” the impact of the COVID-19 Pandemic (as defined) on us will be disregarded;

•	statutory and common law landlord liens attributable to the failure to pay rent under store and office leases and up to $25.0 million of expenses in connection with uncompleted new store construction and refurbishment expenses will be disregarded for purposes of determining whether an event of default has occurred; and

•	indebtedness of up to $150.0 million will be permitted if incurred by us as either a new tranche of first lien pari passu term loans under the Main Street New Loan Facility and/or Main Street Expanded Loan Facility, in each case, on terms reasonably acceptable to the majority lenders under the Credit Agreement, or junior lien or unsecured debt, subject to certain parameters.

In connection with the First Amendment, the Company has agreed, during the Suspension Period, to use commercially reasonable efforts to consummate an at-the-market offering of Common Stock within 60 days of the Effective Date to raise aggregate net cash proceeds of up to $75 million (see above). In addition, during the Suspension Period, and thereafter until such time as the Company is in compliance with its total leverage ratio and fixed charge coverage ratio, exceptions to a number of covenants (including incurrence of debt, limitation on liens, limitation on restricted payments, junior debt repayments, and limitation on sale/leasebacks, among others) will be unavailable to it. The Company has agreed to pay the lenders a fee of 0.25 basis points of the aggregate amount of the loans under the Credit Agreement, payable on the earlier to occur of: August 17, 2022, the date the revolving credit commitments are terminated or the term loans become due and payable (including in either case as a result of an event of default), the date the term loans outstanding on the Effective Date are paid in full, the date the revolving credit commitments outstanding on the Effective Date are terminated, or the date the term loans are refinanced or the revolving credit commitments are extended.

The foregoing description is only a summary of the First Amendment and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K, under the sub-heading Amendments to Credit Agreement, and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced by the Company on February 24, 2020, John P. Gleason, its Senior Vice President and Chief Marketing Officer, will depart the Company effective April 30, 2020. In connection with his departure, on April 14, 2020, Mr. Gleason and the Company entered into a Severance Agreement and Release (the “Severance Agreement”). The Severance Agreement provides Mr. Gleason with severance payments and benefits in accordance with the provisions of his previously disclosed employment agreement with the Company, dated as of August 19, 2015 (the “Employment Agreement”), including twelve months of his base salary, executive allowance, and COBRA premium reimbursements totaling $456,791 (less applicable taxes and withholdings), to be paid in accordance with the Company’s normal payroll schedule over a 12-month period. In addition, in lieu of and in full settlement of any annual cash bonus for 2019 or pro rata bonus for 2020 that Mr. Gleason would have been entitled to receive pursuant to his Employment Agreement or otherwise, and to assist the Company with its liquidity needs during the COVID-19 pandemic, Mr. Gleason has agreed to accept an award of fully vested shares of Company common stock with a grant date value of $150,000 (based on the closing price of Company common stock on date of issuance). All severance payments and benefits in the Severance Agreement are contingent on Mr. Gleason not revoking the Severance Agreement within seven days as allowed by law, and also contingent on him continuing to honor all restrictive covenant obligations in his Employment Agreement and in the Company’s equity plans. In addition, all outstanding prior awards of restricted stock units and stock options are governed by the applicable award agreements.

The foregoing description is only a summary of the Severance Agreement and is qualified in its entirety by reference to the full text of Severance Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	1.1	Open Market Sale Agreement, dated April 14, 2020, among the Company and Jefferies LLC.
	5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
	10.1	First Amendment dated April 14, 2020 to Amended and Restated Credit Agreement, dated as of August 17, 2017, by and among Dave & Buster’s Holdings, Inc., Dave & Buster’s Inc., the direct and indirect subsidiaries of the Dave & Buster’s, Inc. from time party thereto, as guarantors, the several financial institutions from time to time party thereto, as lenders, Bank of America, N.A., as administrative agent, and Wells Fargo, National Association, as syndication agent.*
	10.2	Severance Agreement and Release, dated April 14, 2020, between Dave & Buster’s Entertainment, Inc. and John P. Gleason.*
	23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).
	99.1	Press release.

* Will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2020

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:	/s/ Robert W. Edmund
Robert W. Edmund
Senior Vice President, General Counsel and Secretary